UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 22, 2019

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Term Loan Credit Agreement and Revolving Loan Credit Agreement

On November 22, 2019, TiVo Corporation (“TiVo”), as borrower, and certain of TiVo’s subsidiaries, as guarantors (together with TiVo, collectively, the “Loan Parties”), entered into (i) that certain Credit and Guaranty Agreement (the “Term Loan Credit Agreement”), with the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent and (ii) that certain ABL Credit and Guaranty Agreement (the “Revolving Loan Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), with the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and Wells Fargo Bank, National Association, as co-collateral agent.

The Term Loan Credit Agreement provides for a $715.0 million term loan facility (the “Term Loan Facility”). TiVo used a portion of the proceeds on the closing date of the Term Loan Facility to repay existing loans under its existing term loan B facility under that certain Amended and Restated Credit Agreement, dated as of January 26, 2017, among TiVo, Rovi Solutions Corporation and Rovi Guides, Inc., as borrowers, certain other subsidiaries of TiVo, as subsidiary guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and to pay fees and expenses incurred in connection with the Credit Agreements. TiVo intends to use the remaining proceeds, together with cash on hand, to repay its 2020 convertible notes at maturity on March 1, 2020. Loans under the Term Loan Facility bear interest, at TiVo’s option, at a rate equal to either (a) the LIBOR rate, plus (i) if TiVo’s Total Leverage Ratio (as defined in the Term Loan Credit Agreement) is greater than or equal to 3.50:1.00, 5.75%, (ii) if TiVo’s Total Leverage Ratio is greater than or equal to 3.00:1.00 but less than 3.50:100, 5.50%, or (iii) if TiVo’s Total Leverage Ratio is less than 3.00:1.00, 5.25%, in each case, subject to a 1.00% LIBOR floor or (b) the Base Rate (as defined in the Term Loan Credit Agreement), (i) if TiVo’s Total Leverage Ratio is greater than or equal to 3.50:1.00, 4.75%, (ii) if TiVo’s Total Leverage Ratio is greater than or equal to 3.00:1.00 but less than 3.50:100, 4.50%, or (iii) if TiVo’s Total Leverage Ratio is less than 3.00:1.00, 4.25%, in each case, subject to a 2.00% Base Rate floor.

TiVo may voluntarily prepay the Term Loan Credit Agreement at any time subject to (i) a 3.00% prepayment premium if the loans are prepaid on or prior to November 22, 2020 and (ii) a 2.00% prepayment premium if the loans are prepaid on or prior to November 22, 2021. TiVo is required to make mandatory prepayments of the term loans with (i) net cash proceeds from certain asset sales, (ii) net insurance or condemnation proceeds, (iii) net cash proceeds from issuances of debt (other than permitted debt), (iv) beginning with the fiscal year ending December 31, 2020, 50% of TiVo’s Consolidated Excess Cash Flow (as defined in the Term Loan Credit Agreement), (v) extraordinary receipts and (vi) certain net litigation proceeds, in each case, subject to certain exceptions.

On March 31, 2020, TiVo will be required to make an amortization payment equal to 0.25% of the original principal amount of the term loans. Thereafter, the term loans under the Term Loan Facility amortize in equal quarterly installments in an amount equal to 2.50% of the original principal amount of the term loans, with any remaining balance payable on the final maturity date of the Term Loan Facility.

The Revolving Loan Credit Agreement provides for a $60.0 million revolving loan facility (the “Revolving Loan Facility”). While TiVo may use any proceeds of the Revolving Loan Facility for general corporate purposes, it currently intends to use this facility to facilitate the separation of the two businesses. Availability of the Revolving Loan Facility will be based upon a borrowing base formula and periodic borrowing base certifications valuing certain of the Loan Parties’ accounts receivable as reduced by certain reserves, if any. There were no amounts outstanding under the Revolving Loan Credit Agreement on the Closing Date. Loans under the Revolving Loan Facility bear interest, at TiVo’s option, at a rate equal to either (a) the LIBOR rate, plus (i) if the average daily Specified Excess Availability (as defined in the Revolving Loan Credit Agreement) is greater than 66.67%, 1.50%, (ii) if the average daily Specified Excess Availability is greater than 33.33% but less than or equal to 66.66%, 1.75%, or (iii) if the average daily Specified Excess Availability is less than or equal to 33.33%, 2.00%, in each case, subject to a 0.00% LIBOR floor or (b) the Base Rate (as defined in the Revolving Loan Credit Agreement), (i) if the average daily Specified Excess Availability is greater than 66.67%, 0.50%, (ii) if the average daily Specified Excess Availability is greater than 33.33% but less than or equal to 66.66%, 0.75%, or (iii) if the average daily Specified Excess Availability is less than or equal to 33.33%, 1.00%, in each case, subject to a 1.00% Base Rate floor.

Revolving loans may be borrowed, repaid and re-borrowed until March 31, 2021, when all outstanding amounts must be repaid.

TiVo’s obligations under the Credit Agreements and any secured hedging or treasury management obligations entered into are guaranteed by TiVo and each of TiVo’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (subject to certain exceptions) and Material Foreign Subsidiaries (as defined in the Credit Agreements).

The obligations of the Loan Parties under the Credit Agreements and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a pledge of all of the equity interests of each Loan Party’s direct subsidiaries, and (ii) a perfected security interest in and mortgages on all tangible and intangible assets of each Loan Party.

The Credit Agreements contain customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions, subject to certain exceptions, including specific exceptions with respect to the Spin-Off (as defined in the Credit Agreements). In addition, the Term Loan Credit Agreement contains a financial covenant, tested quarterly, that limits TiVo’s Total Leverage Ratio to 6.0 for each fiscal quarter ending through and including June 30, 2020, with incremental reductions over time to 3.5 for the fiscal quarter ending December 31, 2022 and each subsequent fiscal quarter.

Events of default under the Credit Agreements include: the failure by TiVo to timely make payments due under the Credit Agreements; material misrepresentations or misstatements in any representation or warranty of any of the Loan Parties; failure by the Loan Parties to comply with their covenants under the Credit Agreements and other related agreements; certain defaults under a specified amount of other indebtedness of TiVo or its subsidiaries; insolvency or bankruptcy-related events with respect to TiVo or any of its subsidiaries; certain unsatisfied judgments against TiVo or any of its subsidiaries; certain ERISA-related events reasonably expected to have a material adverse effect on TiVo and its subsidiaries or the imposition of a lien on the properties of TiVo or any of its subsidiaries; certain security interests or liens under the loan documents cease to be or are asserted by any Loan Party to not be in full force and effect; any loan document or material provision thereof cease to be, or any proceeding is instituted asserting that such loan document or material provision is not, in full force and effect; and the occurrence of a change in control.

The foregoing description of the Credit Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

ITEM 1.02	Termination of a Material Definitive Agreement

See Item 1.01 above, which is incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

ITEM 3.03	Material Modifications to Rights of Security Holders

See Item 1.01 above, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1

ABL Credit and Guaranty Agreement between TiVo Corporation, as borrower, and certain TiVo Corporation subsidiaries, as guarantors, with the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and Wells Fargo Bank, National Association, as co-collateral agent

10.2

Credit and Guaranty Agreement between TiVo Corporation, as borrower, and certain TiVo Corporation subsidiaries, as guarantors, with the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation
(Registrant)

Date: November 25, 2019	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President and General Counsel